Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP AV. BRIGADEIRO FARIA LIMA, 3311/ 7° ANDAR 04.538-133 SÃO PAULO SP BRAZIL TEL: +55 11 3708 1820 FAX: +55 11 3708 1845 www.skadden.com June 11, 2012

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Embraer S.A.

Avenida Brigadeiro Faria Lima, 2170

12227-901 São José dos Campos, São Paulo, Brazil

Re:     Embraer S.A. — Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Embraer S.A., a corporation (sociedade por ações) organized under the laws of the Federative Republic of Brazil (“Embraer”), in connection with the preparation of the Registration Statement on Form F-3 (the “Registration Statement”), to be filed on the date hereof by Embraer with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time, in one or more series, of debt securities of Embraer (the “Securities”). Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture (the “Indenture”) to be entered into between Embraer and The Bank of New York Mellon, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the Registration Statement, including the form of the Indenture attached thereto as an exhibit. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Embraer and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of Embraer and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

Embraer S.A.

June 11, 2012

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Embraer and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Securities will be valid and binding obligations of Embraer, enforceable against Embraer in accordance with their respective terms.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Embraer, (a) we have assumed that Embraer and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Embraer regarding matters of the laws of the United States of America or the laws of the State of New York), (b) such opinion is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in equity or at law), (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights, and (d) insofar as any obligation under the Indenture and the Securities is required to be performed in any jurisdiction outside the United States of America, such performance will not be ineffective or illegal under the laws of such jurisdiction.

In rendering the opinion stated herein, we have assumed that each series of Securities will be issued with an original aggregate principal amount (or, in the case of any Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.

We have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the Indenture and will not violate any applicable law, result in a

Embraer S.A.

June 11, 2012

default under or breach of any agreement or instrument binding upon or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Embraer, (iv) the Indenture will be duly authorized, executed and delivered by Embraer and the Trustee at the time of the issuance of the Securities and will conform to the form thereof contained as an exhibit to the Registration Statement, (v) the Securities will be issued, sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (vi) Embraer will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and Embraer will enter together with the Trustee into any necessary supplemental indenture relating to the Securities and will take any other appropriate additional corporate action, and (vii) global notes or certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by the Indenture, duly authenticated and countersigned.

We do not express any opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

In addition, we note that (a) the enforceability in the United States of the waiver in Section 1.14 of the Indenture by Embraer of any immunities from court jurisdiction and from legal process is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976 and (b) the designation in Section 1.14 of the Indenture of the U.S. federal courts located in the Borough of Manhattan, City of New York, New York, as the venue for actions or proceedings relating to the Indenture and the Securities is (notwithstanding the waiver in Section 1.14) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

We do not express any opinion as to the enforceability of Section 10.8 of the Indenture providing for indemnification by Embraer of the Trustee and the holders of Securities against any loss in obtaining the currency due to the Trustee or such holders of Securities from a court judgment in another currency.

With respect to any Securities that may be issued in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we do not express any opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. We have further assumed that the currency in which the Securities may be denominated will not violate any exchange or currency controls of any applicable jurisdiction.

Embraer S.A.

June 11, 2012

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP